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 Exhibit 21                Subsidiaries of the Company

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
NAME OF SUBSIDIARY                                INCORPORATION OR PLACE OF ORGANIZATION
Alexander City Casting Company, Inc.              Alabama

Cast-Matic Corporation                            Michigan

Columbus Neunkirchen Foundry, GmbH                Germany

Frisby P.M.C., Incorporated                       Illinois

Industrial Powder Coatings, Inc.                  Ohio

Intermet International, Inc.                      Georgia

Iowa Mold Tooling Co., Inc.                       Iowa

Ironton Iron, Inc.                                Ohio

IWESA GmbH (82.4% owned)                          Germany

Lower Basin, Inc.                                 Delaware

Lynchburg Foundry Company                         Virginia

Northern Castings Corporation                     Georgia

Sudbury, Inc.                                     Delaware

Transnational Indemnity Company                   Vermont

Wagner Castings Company                           Delaware

Wagner Havana, Inc.                               Delaware
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The above subsidiaries, unless otherwise indicated, are wholly owned, either directly or indirectly, by the Company.